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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20546

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): April 19, 1999
                                                 (April 15, 1999)


                             LIBERTY PROPERTY TRUST
                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                    (Exact names of registrants as specified
                          in their respective charters)


         MARYLAND                    1-13130                     23-7768996
       PENNSYLVANIA                  1-13132                     23-2766549
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)


65 VALLEY STREAM PARKWAY, SUITE 100
MALVERN, PENNSYLVANIA                                              19355
(Address of principal executive offices)                         (Zip Code)


Registrants' telephone number, including area code: (610) 648-1700
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ITEM 5: OTHER EVENTS

      On April 15, 1999, Liberty Property Limited Partnership (the "Partnership") priced a public offering (the "Offering") of $250,000,000 principal amount of its 7.75% Senior Notes due 2009. Lehman Brothers Inc., Banc One Capital Markets, Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and Warburg Dillon Read LLC (collectively, the "Underwriters") acted as underwriters for the Offering. The Underwriting Agreement relating to the Offering is filed as Exhibit 1.1 to this Report.


ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Financial Statements of Businesses Acquired.

      None.

(b)   Pro Forma Financial Information.

      None.

(c)   Exhibits.


      1.1 Underwriting Agreement, dated April 15, 1999, by and among Liberty Property Trust (the "Trust"), the Partnership and the Underwriters.

      12.1 Statement Re: Computation of Ratio of Earnings to Combined Fixed Charges and Ratio of Earnings to Fixed Charges.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LIBERTY PROPERTY TRUST



Dated: April 19, 1999               BY: /s/ George J. Alburger, Jr.
                                        -------------------------------
                                        NAME:  George J. Alburger, Jr.
                                        TITLE: Chief Financial Officer


                                    LIBERTY PROPERTY LIMITED PARTNERSHIP
                                    BY: LIBERTY PROPERTY TRUST, AS ITS
                                        SOLE GENERAL PARTNER


Dated: April 19, 1999               BY: /s/ George J. Alburger, Jr.
                                        -------------------------------
                                        NAME:  George J. Alburger, Jr.
                                        TITLE: Chief Financial Officer
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                                  EXHIBIT INDEX

1.1 Underwriting Agreement, dated April 15, 1999, by and among the Trust, the Partnership and the Underwriters.

12.1 Statement Re: Computation of Ratio of Earnings to Combined Fixed Charges and Ratio of Earnings to Fixed Charges.